TECHNOLOGY SERVICES AGREEMENT

This Technology Services Agreement (“Agreement”), dated June 1, 2015 (the “Effective Date”), is made and entered into by and between EliteSoft Global Inc., a Delaware corporation (the “Company”), and Youthlite Sdn Bhd., (the “Client”), a corporation organized under the laws of Malaysia, and with reference to the following facts:

A.	The Company is entering into the following agreement with the Client:
i.	The Company is executing a technology services contract to provide Client with services. This Agreement calls for the Company to carry out duties such as E-commerce, membership maintenance system management, 24/7 server monitoring and customer service support, as described in the attached Exhibit A.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Client hereby agree as follows:

1.                   AGREEMENT: Subject to Paragraph 3 below, as of the Effective Date and upon the closing of the Youthlite Technology Services Agreement, Company hereby enters into its Agreement to provide it with certain services as outlined below and within its Exhibit pages.

E-commerce, membership maintenance system management, 24/7 server monitoring and customer service support

2.                   RATIFICATION AND CONFLICTS: Except as specifically set forth herein, the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

3.                   CONFIDENTIALITY: Other than as may be required by any applicable law, the parties hereto may not disclose to any third party (other than each such party’s affiliates, employees and auditors) any of the specific terms and conditions of this Agreement.

4.                   GOVERNING LAW: This Agreement shall be interpreted and governed in accordance with the law of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement by the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

5.                   AMENDMENT: Any amendment to this Agreement must be made in a writing that is duly executed by the parties hereto.

6.                   COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of a party’s executed counterpart of this Agreement (or its signature page) will be deemed to be an executed original.

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By signing in the spaces provided below, Assignor and Assignee agree to the terms set forth herein as of the Effective Date hereof.

ELITESOFT GLOBAL INC. (“Company”) By: /s/ Swee Seong "Eugene" Wong Name: Swee Seong "Eugene" Wong Its: President	YOUTHLITE SDN BHD. (“Client”) By: /s/ Bernard Teo Name: Bernard Teo Its: Managing Director

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